Exhibit 99.1
For Further Information Contact
Lyndsey Burton (404) 888-2348

FOR IMMEDIATE RELEASE
ROLLINS, INC. REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
Strong Revenue Growth Drives Double-Digit Increase in Earnings and Cash Flow
ATLANTA, GEORGIA, April 23, 2025: Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, reported unaudited financial results for the first quarter of 2025.
Key Highlights

•First quarter revenues were $823 million, an increase of 9.9% over the first quarter of 2024 with organic revenues* increasing 7.4%. The stronger dollar versus foreign currencies in countries where we operate reduced revenues by 40 basis points during the quarter.
•Quarterly operating income was $143 million, an increase of 7.7% over the first quarter of 2024. Quarterly operating margin was 17.3%, a decrease of 40 basis points versus the first quarter of 2024. Adjusted operating income* was $147 million, an increase of 6.7% over the prior year. Adjusted operating income margin* was 17.9%, a decrease of 50 basis points compared to the prior year.
•Adjusted EBITDA* was $172 million, an increase of 6.9% over the prior year. Adjusted EBITDA margin* was 20.9%, a decrease of 60 basis points versus the first quarter of 2024.
•Quarterly net income was $105 million, an increase of 11.5% over the prior year. Adjusted net income* was $108 million, an increase of 9.7% over the prior year.
•Quarterly EPS was $0.22 per diluted share, a 15.8% increase over the prior year EPS of $0.19. Adjusted EPS* was $0.22 per diluted share, an increase of 10.0% over the prior year.
•Operating cash flow was $147 million for the quarter, an increase of 15.3% compared to the prior year. The Company invested $27 million in acquisitions, $7 million in capital expenditures, and paid dividends totaling $80 million.

*Amounts are non-GAAP financial measures. See the schedules below for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.
Management Commentary
"Our results for the first quarter reflect our resilient business model and our teammates’ ongoing focus on operational excellence,” said Jerry Gahlhoff, Jr., President and CEO. “We continue to invest in our business by focusing on organic demand generation activities, while also strengthening the breadth and depth of the Rollins portfolio through strategic M&A like the Saela acquisition we made in April. We are thrilled to welcome our Saela teammates to the Rollins family and look forward to the positive contributions they will bring to our business,” Mr. Gahlhoff added.

"It was encouraging to see such a strong start to the year as the team delivered solid revenue growth, double-digit earnings growth, and a 15 percent increase in operating cash flow for the quarter,” said Kenneth Krause, Executive Vice President and CFO. “Our investments in growth continue to yield results, as organic growth of 7.4 percent was at the midpoint of our range despite one less business day in the quarter. Our markets remain healthy and we are well-positioned to continue delivering strong results through our robust business model,” Mr. Krause concluded.

Three Months Ended Financial Highlights

	Three Months Ended March 31,
			Variance
(unaudited, in thousands, except per share data and margins)	2025	2024	$	%
GAAP Metrics
Revenues	$822,504	$748,349	$74,155	9.9%
Gross profit (1)	$422,370	$382,791	$39,579	10.3%
Gross profit margin (1)	51.4%	51.2%		20	bps
Operating income	$142,648	$132,424	$10,224	7.7%
Operating income margin	17.3%	17.7%		(40)	bps
Net income	$105,248	$94,394	$10,854	11.5%
EPS	$0.22	$0.19	$0.03	15.8%
Net cash provided by operating activities	$146,892	$127,433	$19,459	15.3%

Non-GAAP Metrics
Adjusted operating income (2)	$146,861	$137,689	$9,172	6.7%
Adjusted operating margin (2)	17.9%	18.4%		(50)	bps
Adjusted net income (2)	$107,868	$98,357	$9,511	9.7%
Adjusted EPS (2)	$0.22	$0.20	$0.02	10.0%
Adjusted EBITDA (2)	$171,857	$160,783	$11,074	6.9%
Adjusted EBITDA margin (2)	20.9%	21.5%		(60)	bps
Free cash flow (2)	$140,111	$120,262	$19,849	16.5%
(1) Exclusive of depreciation and amortization
(2) Amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial metrics including a reconciliation of the most directly comparable GAAP measure.

The following table presents financial information, including our significant expense categories, for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
(unaudited, in thousands)	2025		2024
	$	% of Revenue	$	% of Revenue
Revenue	$822,504	100.0%	$748,349	100.0%

Less:
Cost of services provided (exclusive of depreciation and amortization below):
Employee expenses	261,724	31.8%	238,529	31.9%
Materials and supplies	48,491	5.9%	44,786	6.0%
Insurance and claims	16,524	2.0%	17,644	2.4%
Fleet expenses	36,857	4.5%	30,697	4.1%
Other cost of services provided (1)	36,538	4.4%	33,902	4.5%
Total cost of services provided (exclusive of depreciation and amortization below)	400,134	48.6%	365,558	48.8%

Sales, general and administrative:
Selling and marketing expenses	98,250	11.9%	82,911	11.1%
Administrative employee expenses	81,481	9.9%	75,778	10.1%
Insurance and claims	10,004	1.2%	10,526	1.4%
Fleet expenses	9,403	1.1%	7,765	1.0%
Other sales, general and administrative (2)	51,375	6.2%	46,077	6.2%
Total sales, general and administrative	250,513	30.5%	223,057	29.8%

Depreciation and amortization	29,209	3.6%	27,310	3.6%
Interest expense, net	5,796	0.7%	7,725	1.0%
Other expense (income), net	(692)	(0.1)%	61	—%
Income tax expense	32,296	3.9%	30,244	4.0%
Net income	$105,248	12.8%	$94,394	12.6%
1) Other cost of services provided includes facilities costs, professional services, maintenance & repairs, software license costs, and other expenses directly related to providing services.
2) Other sales, general and administrative includes facilities costs, professional services, maintenance & repairs, software license costs, bad debt expense, and other administrative expenses.

About Rollins, Inc.:
Rollins, Inc. (ROL) is a premier global consumer and commercial services company. Through its family of leading brands, the Company and its franchises provide essential pest control services and protection against termite damage, rodents, and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia, with more than 20,000 employees from more than 800 locations. Rollins is parent to Aardwolf Pestkare, Clark Pest Control, Crane Pest Control, Critter Control, Fox Pest Control, HomeTeam Pest Defense, Industrial Fumigant Company, McCall Service, MissQuito, Northwest Exterminating, OPC Pest Services, Orkin, Orkin Australia, Orkin Canada, PermaTreat, Safeguard, Saela Pest Control, Trutech, Waltham Services, Western Pest Services, and more. You can learn more about Rollins and its subsidiaries by visiting www.rollins.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release as well as other written or oral statements by the Company may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current opinions, expectations, intentions, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Although we believe that these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Generally, statements that do not relate to historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, but are not limited to, statements regarding: expectations with respect to our financial and business performance; demand for our services; expected growth; our resilient business model; our focus on operational excellence; investments in our business by focusing on organic demand generation activities and strategic M&A; positive contributions Saela will bring to our business; healthy markets; and being well-positioned to continue delivering strong results through our robust business model.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements including, but not limited to, those set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may also be described from time to time in our future reports filed with the SEC.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by law.
Conference Call
Rollins will host a conference call on Thursday, April 24, 2025 at 8:30 a.m. Eastern Time to discuss the first quarter 2025 results. The conference call will also broadcast live over the internet via a link provided on the Rollins, Inc. website at www.rollins.com. Interested parties can also dial into the call at 1-877-869-3839 (domestic) or +1-201-689-8265 (internationally) with conference ID of 13752677. For interested individuals unable to join the call, a replay will be available on the website for 180 days.

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$201,177	$89,630
Trade receivables, net	194,105	196,081
Financed receivables, short-term, net	38,898	40,301
Materials and supplies	41,249	39,531
Other current assets	80,542	77,080
Total current assets	555,971	442,623
Equipment and property, net	123,754	124,839
Goodwill	1,178,704	1,161,085
Intangibles, net	534,813	541,589
Operating lease right-of-use assets	422,683	414,474
Financed receivables, long-term, net	91,843	89,932
Other assets	40,790	45,153
Total assets	$2,948,558	$2,819,695
LIABILITIES
Accounts payable	$53,075	$49,625
Accrued insurance – current	44,981	54,840
Accrued compensation and related liabilities	88,898	122,869
Unearned revenues	191,162	180,851
Operating lease liabilities – current	127,456	121,319
Other current liabilities	131,247	115,658
Total current liabilities	636,819	645,162
Accrued insurance, less current portion	70,551	61,946
Operating lease liabilities, less current portion	298,126	295,899
Long-term debt	485,451	395,310
Other long-term accrued liabilities	101,859	90,785
Total liabilities	1,592,806	1,489,102
STOCKHOLDERS’ EQUITY
Common stock	484,619	484,372
Retained earnings and other equity	871,133	846,221
Total stockholders’ equity	1,355,752	1,330,593
Total liabilities and stockholders’ equity	$2,948,558	$2,819,695

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
REVENUES
Customer services	$822,504	$748,349
COSTS AND EXPENSES
Cost of services provided (exclusive of depreciation and amortization below)	400,134	365,558
Sales, general and administrative	250,513	223,057
Depreciation and amortization	29,209	27,310
Total operating expenses	679,856	615,925
OPERATING INCOME	142,648	132,424
Interest expense, net	5,796	7,725
Other (income) expense, net	(692)	61
CONSOLIDATED INCOME BEFORE INCOME TAXES	137,544	124,638
PROVISION FOR INCOME TAXES	32,296	30,244
NET INCOME	$105,248	$94,394
NET INCOME PER SHARE - BASIC AND DILUTED	$0.22	$0.19
Weighted average shares outstanding - basic	484,414	484,131
Weighted average shares outstanding - diluted	484,434	484,318
DIVIDENDS PAID PER SHARE	$0.165	$0.150

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOW INFORMATION
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$105,248	$94,394
Depreciation and amortization	29,209	27,310
Change in working capital and other operating activities	12,435	5,729
Net cash provided by operating activities	146,892	127,433
INVESTING ACTIVITIES
Acquisitions, net of cash acquired	(27,191)	(47,132)
Capital expenditures	(6,781)	(7,171)
Other investing activities, net	1,405	1,838
Net cash used in investing activities	(32,567)	(52,465)
FINANCING ACTIVITIES
Net borrowings	95,215	20,000
Payment of dividends	(79,910)	(72,589)
Other financing activities, net	(19,917)	(11,665)
Net cash used in financing activities	(4,612)	(64,254)
Effect of exchange rate changes on cash and cash equivalents	1,834	(1,568)
Net increase in cash and cash equivalents	$111,547	$9,146

APPENDIX
Reconciliation of GAAP and non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of financial performance, financial position, or cash flows that either 1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows, or 2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.

These measures should not be considered in isolation or as a substitute for revenues, net income, earnings per share or other performance measures prepared in accordance with GAAP. Management believes all of these non-GAAP financial measures are useful to provide investors with information about current trends in, and period-over-period comparisons of, the Company's results of operations. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

The Company has used the following non-GAAP financial measures in this earnings release:

Organic revenues

Organic revenues are calculated as revenues less the revenues from acquisitions completed within the prior 12 months and excluding the revenues from divested businesses. Acquisition revenues are based on the trailing 12-month revenue of our acquired entities. Management uses organic revenues, and organic revenues by type to compare revenues over various periods excluding the impact of acquisitions and divestitures.

Adjusted operating income and adjusted operating margin

Adjusted operating income and adjusted operating margin are calculated by adding back to net income those expenses resulting from the amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, and restructuring costs related to restructuring and workforce reduction plans. Adjusted operating margin is calculated as adjusted operating income divided by revenues. Management uses adjusted operating income and adjusted operating margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

Adjusted net income and adjusted EPS

Adjusted net income and adjusted EPS are calculated by adding back to the GAAP measures amortization of certain intangible assets, adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, and restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses, and by further subtracting the tax impact of those expenses, gains, or losses. Management uses adjusted net income and adjusted EPS as measures of operating performance because these measures allow the Company to compare performance consistently over various periods.

EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, incremental EBITDA margin and adjusted incremental EBITDA margin

EBITDA is calculated by adding back to net income depreciation and amortization, interest expense, net, and provision for income taxes. EBITDA margin is calculated as EBITDA divided by revenues. Adjusted EBITDA and adjusted EBITDA margin are calculated by further adding back those expenses resulting from the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control, restructuring costs related to restructuring and workforce reduction plans, and excluding gains and losses on the sale of non-operational assets and gains on the sale of businesses. Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin as measures of operating performance because these measures allow the Company to compare performance consistently over various periods. Incremental EBITDA margin is calculated as the change in EBITDA divided by the change in revenue. Management uses incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods. Adjusted incremental EBITDA margin is calculated as the change in adjusted EBITDA divided by the change in revenue. Management uses adjusted incremental EBITDA margin as a measure of operating performance because this measure allows the Company to compare performance consistently over various periods.

Free cash flow and free cash flow conversion

Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities. Management uses free cash flow to demonstrate the Company’s ability to maintain its asset base and generate future cash flows from operations. Free cash flow conversion is calculated as free cash flow divided by net income. Management uses free cash flow conversion to demonstrate how much net income is converted into cash. Management believes that free cash flow is an important financial measure for use in evaluating the Company’s liquidity. Free cash flow should be considered in addition to, rather than as a substitute for, net cash provided by operating activities as a measure of our liquidity. Additionally, the Company’s definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations or payments made for business acquisitions. Therefore, management believes it is important to view free cash flow as a measure that provides supplemental information to our consolidated statements of cash flows.

Adjusted sales, general and administrative (“SG&A”)

Adjusted SG&A is calculated by removing the adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control. Management uses adjusted SG&A to compare SG&A expenses consistently over various periods.

Leverage ratio

Leverage ratio, a financial valuation measure, is calculated by dividing adjusted net debt by adjusted EBITDAR. Adjusted net debt is calculated by adding operating lease liabilities to total long-term debt less a cash adjustment of 90% of cash and cash equivalents. Adjusted EBITDAR is calculated by adding back to net income depreciation and amortization, interest expense, net, provision for income taxes, operating lease cost, and stock-based compensation expense. Management uses leverage ratio as an assessment of overall liquidity, financial flexibility, and leverage.

Set forth below is a reconciliation of the non-GAAP financial measures contained in this release with their most directly comparable GAAP measures.

(unaudited, in thousands, except per share data and margins)

	Three Months Ended March 31,
			Variance
	2025	2024	$	%
Reconciliation of Revenues to Organic Revenues

Revenues	$822,504	$748,349	74,155	9.9
Revenues from acquisitions	(18,550)	—	(18,550)	2.5
Organic revenues	$803,954	$748,349	55,605	7.4

Reconciliation of Residential Revenues to Organic Residential Revenues

Residential revenues	$356,313	$329,338	26,975	8.2
Residential revenues from acquisitions	(8,366)	—	(8,366)	2.5
Residential organic revenues	$347,947	$329,338	18,609	5.7

Reconciliation of Commercial Revenues to Organic Commercial Revenues

Commercial revenues	$284,357	$258,114	26,243	10.2
Commercial revenues from acquisitions	(7,032)	—	(7,032)	2.8
Commercial organic revenues	$277,325	$258,114	19,211	7.4

Reconciliation of Termite and Ancillary Revenues to Organic Termite and Ancillary Revenues

Termite and ancillary revenues	$172,130	$152,060	20,070	13.2
Termite and ancillary revenues from acquisitions	(3,152)	—	(3,152)	2.1
Termite and ancillary organic revenues	$168,978	$152,060	16,918	11.1

	Three Months Ended March 31,
			Variance
	2025	2024	$	%
Reconciliation of Operating Income and Operating Income Margin to Adjusted Operating Income and Adjusted Operating Income Margin

Operating income	$142,648	$132,424
Fox acquisition-related expenses (1)	4,213	5,265
Adjusted operating income	$146,861	$137,689	9,172	6.7
Revenues	$822,504	$748,349
Operating income margin	17.3%	17.7%
Adjusted operating margin	17.9%	18.4%

Reconciliation of Net Income and EPS to Adjusted Net Income and Adjusted EPS

Net income	$105,248	$94,394
Fox acquisition-related expenses (1)	4,213	5,265
Gain on sale of assets, net (2)	(692)	61
Tax impact of adjustments (3)	(901)	(1,363)
Adjusted net income	$107,868	$98,357	9,511	9.7
EPS - basic and diluted	$0.22	$0.19
Fox acquisition-related expenses (1)	0.01	0.01
Gain on sale of assets, net (2)	—	—
Tax impact of adjustments (3)	—	—
Adjusted EPS - basic and diluted (4)	$0.22	$0.20	0.02	10.0
Weighted average shares outstanding – basic	484,414	484,131
Weighted average shares outstanding – diluted	484,434	484,318

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, EBITDA Margin, Incremental EBITDA Margin, Adjusted EBITDA Margin, and Adjusted Incremental EBITDA Margin

Net income	$105,248	$94,394
Depreciation and amortization	29,209	27,310
Interest expense, net	5,796	7,725
Provision for income taxes	32,296	30,244
EBITDA	$172,549	$159,673	12,876	8.1
Fox acquisition-related expenses (1)	—	1,049
Gain on sale of assets, net (2)	(692)	61
Adjusted EBITDA	$171,857	$160,783	11,074	6.9
Revenues	$822,504	$748,349	74,155
EBITDA margin	21.0%	21.3%
Incremental EBITDA margin			17.4%
Adjusted EBITDA margin	20.9%	21.5%
Adjusted incremental EBITDA margin			14.9%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Conversion

Net cash provided by operating activities	$146,892	$127,433
Capital expenditures	(6,781)	(7,171)
Free cash flow	$140,111	$120,262	19,849	16.5
Free cash flow conversion	133.1%	127.4%

	Three Months Ended March 31,
	2025	2024
Reconciliation of SG&A to Adjusted SG&A

SG&A	$250,513	$223,057
Fox acquisition-related expenses (1)	—	1,049
Adjusted SG&A	$250,513	$222,008

Revenues	$822,504	$748,349
Adjusted SG&A as a % of revenues	30.5%	29.7%

	Period Ended March 31, 2025	Period Ended December 31, 2024
Reconciliation of Long-term Debt and Net Income to Leverage Ratio
Long-term debt (5)	$500,000	$397,000
Operating lease liabilities (6)	425,582	417,218
Cash adjustment (7)	(181,059)	(80,667)
Adjusted net debt	$744,523	$733,551

Net income	$477,233	$466,379
Depreciation and amortization	115,119	113,220
Interest expense, net	25,748	27,677
Provision for income taxes	165,903	163,851
Operating lease cost (8)	141,057	133,420
Stock-based compensation expense	31,602	29,984
Adjusted EBITDAR	$956,662	$934,531

Leverage ratio	0.8x	0.8x

(1) Consists of expenses resulting from the amortization of certain intangible assets and adjustments to the fair value of contingent consideration resulting from the acquisition of Fox Pest Control. While we exclude such expenses in this non-GAAP measure, the revenue from the acquired company is reflected in this non-GAAP measure and the acquired assets contribute to revenue generation.
(2) Consists of the gain or loss on the sale of non-operational assets.
(3) The tax effect of the adjustments is calculated using the applicable statutory tax rates for the respective periods.
(4) In some cases, the sum of the individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
(5) As of March 31, 2025, the Company had outstanding borrowings of $500.0 million from the issuance of our 2035 Senior Notes and no outstanding borrowings under the Credit Facility. The Company’s borrowings are presented under the long-term debt caption of our condensed consolidated balance sheet, net of a $7.6 million unamortized discount and $6.9 million in unamortized debt issuance costs as of March 31, 2025.
(6) Operating lease liabilities are presented under the operating lease liabilities - current and operating lease liabilities, less current portion captions of our consolidated balance sheet.
(7) Represents 90% of cash and cash equivalents per our consolidated balance sheet as of both periods presented.
(8) Operating lease cost excludes short-term lease cost associated with leases that have a duration of 12 months or less.